UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2018

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 9, 2018, Liberty Global plc (“Liberty Global”) and certain of its subsidiaries (collectively, the “Sellers”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Vodafone Group plc, a public limited company organized under the laws of England and Wales (“Vodafone”), and certain of its subsidiaries (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Sellers will sell to the Purchasers shares in certain Liberty Global subsidiaries comprising Liberty Global’s businesses and operations in Germany, Romania, Hungary and the Czech Republic (the “Disposal Group”).
The cash proceeds of the transaction to Liberty Global are estimated to be approximately €10.6 billion ($12.6 billion at the May 9, 2018 exchange rate), calculated on the basis of the agreed enterprise value, as adjusted for the net debt and working capital of such businesses as of December 31, 2017. The actual amount of proceeds to be received will be based upon the net debt and working capital at the closing, as well as other post-closing adjustments. The Disposal Group will include the indebtedness associated with Liberty Global’s operations in Germany. The parties to the Purchase Agreement account for their respective businesses using different accounting standards, with Liberty Global following Generally Accepted Accounting Principles in the United States (“U.S. GAAP”) and Vodafone following International Financial Reporting Standards as adopted by the European Union (“IFRS”). The enterprise value of the Disposal Group as determined under U.S. GAAP is calculated at €19.0 billion ($22.5 billion at the May 9, 2018 exchange rate) (not including any outstanding indebtedness of Liberty Global’s UPC Holding borrowing group). Pursuant to the Purchase Agreement, the cash consideration to be paid for the Disposal Group reflects an IFRS-based agreed enterprise value of the Disposal Group of €18.4 billion ($21.8 billion at the May 9, 2018 exchange rate). The primary difference between the U.S. GAAP and the IFRS enterprise value calculations is the treatment of certain network duct leases in Germany that are accounted for as capital leases under U.S GAAP and as operating leases under IFRS.
The closing is subject to the satisfaction of certain conditions as well as the fulfillment of certain pre-closing corporate reorganization steps, including, but not limited to, antitrust approvals by the European Commission and/or the national antitrust authorities in the Czech Republic, Germany, Hungary and Romania, if applicable,, including the expiration or termination of waiting periods required in connection therewith.
The Purchase Agreement contains certain termination rights for both the Sellers and the Purchasers, including if the closing has not occurred within eighteen (18) months following the date of the Agreement (the “Long Stop Date”), which may be extended by six (6) months if certain commitments have been agreed by any of the Purchasers and applicable regulatory authorities. If the Purchase Agreement terminates because the condition to obtain antitrust approval is not met, the Purchasers have agreed to pay to Liberty Global a compensatory payment of €250 million ($296.3 million at the May 9, 2018 exchange rate).
The Purchase Agreement contains customary warranties, indemnities, and covenants by the Sellers and the Purchasers, and Liberty Global and Vodafone have each agreed to guarantee any payment obligations of the Sellers and Purchasers, respectively, as though it were the relevant sole or principal obligor. The covenants relate to, among other things, the conduct of the Disposal Group during the period between the execution of the Purchase Agreement and the closing, the Sellers’ and Purchasers’ efforts to obtain regulatory approvals in connection with the transactions contemplated by the Purchase Agreement, and the completion by the Disposal Group of a compliance plan relating to the European Union’s General Data Protection Regulation or “GDPR.” The covenants also include restrictions on Liberty Global’s ability to compete with the Disposal Group and use certain specific customer confidential information, in each case, for a period of 18 months following the closing, and solicit certain employees for a period of two years following the closing.
Pursuant to the Purchase Agreement, the Sellers and the Purchasers, and certain of their respective affiliates, will also enter into certain ancillary agreements in connection with the transactions contemplated by the Purchase Agreement. These include a tax covenant that will govern certain tax matters and obligations of the Sellers and the Purchasers; an agreement relating to the certainty of the Purchasers’ funding for the transactions; a brand license agreement permitting the Disposal Group to use certain intellectual property owned by a Liberty Global subsidiary; an agreement relating to certain transitional services to be provided by Liberty Global and its subsidiaries to the Disposal Group following the closing; and escrow agreements relating to the delivery of a certain portion of the consideration after the closing under certain conditions.
Subject to satisfaction of the closing conditions, including receipt of regulatory approvals, the closing is expected to take place in mid-2019.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement contains warranties by each of the parties to the Purchase Agreement, which were made only for purposes of that agreement and as of specified dates. The warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement.
Liberty Global owns a 50% non-controlling interest in VodafoneZiggo Group B.V. (“VodafoneZiggo”), which is a 50:50 joint venture between Liberty Global and Vodafone. VodafoneZiggo is a leading Dutch company that provides fixed, mobile and integrated communication and entertainment services to consumers and businesses.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Exhibit Name

2.1	Sale and Purchase Agreement, dated as of May 9, 2018, by and among Liberty Global plc and Vodafone Group plc and certain of their respective subsidiaries.*

* Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S‑K. Liberty Global hereby undertakes to furnish supplementally copies of any of the omitted schedules and similar attachments upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: May 11, 2018

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